As filed with the Securities and Exchange Commission on October 5, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Blackstone Private Credit Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-7071531
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-248432

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.01 per share

Class D Shares, par value $0.01 per share

Class I Shares, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest and Class I common shares of beneficial interest, par value $0.01 per share (collectively, the “Common Shares”) of Blackstone Private Credit Fund (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-248432), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on September 30, 2020 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

1.

Amended and Restated Agreement and Declaration of Trust of the Registrant (incorporated by reference to Exhibit (a)(2) of the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-248432), filed on September 30, 2020).

2.	Bylaws (incorporated by reference to Exhibit (b) of the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-248432), filed on September 30, 2020).

3.

Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) of the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-248432), filed on September 30, 2020).

4.

Form of Subscription Agreement (incorporated by reference to Appendix A of the Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-248432), filed on September 30, 2020).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 5, 2020

Blackstone Private Credit Fund

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Compliance Officer, Chief Legal Officer and Secretary

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